SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUINTEC CORP.

(Exact name of registrant as specified in its charter)

Nevada	5900	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Av. Vitacura 2670 Piso 15,	Incorp Services, Inc.
Av. Vitacura 2670 Piso 15, Las Condes,	2360 Corporate Circle, Suite 400,
7550098, Chile	Henderson, NV, 89074-7722
+12300206711	(702) 866-2500
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]
Common Stock, $0.001 par value	30,000,000	$0.003	$90,000	$11.59

(1)           The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The offering will conclude at the earlier of the sale of all shares or 120 days after this registration statement becomes effective with the Securities and Exchange Commission.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

The net proceeds to us from the sale of up to 30,000,000 shares offered at a public offering price of $0.003 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $10,000, $5,000 for legal and $5,000 for accounting. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of shares.

	25%	50%	75%	100%

Shares Sold	7,500,0000	15,000,000	22,500,000	30,000,000
Gross Proceeds	$22,500	$45,000	$67,500	$90,000
Less Offering Expenses	$10,000	$10,000	$10,000	$10,000
Net Offering Proceeds	12,500	$35,000	$57,500	$80,000

Prior to this registration, there has been no public trading market for the common stock of Quintec Corp., and it is not presently traded on any market or securities exchange. 30,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.003 for the duration of the offering.  Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  Our president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense. This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

As of the date of this prospectus there is currently no market for the company’s shares. The offering will conclude at the earlier of the sale of all shares or 120 days after this registration statement becomes effective with the Securities and Exchange Commission.

We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement, but there can be no assurance that we will be able to secure one.

We intend to offer our stock for sale in all jurisdictions that our prospectus is valid in and are not limited to any region or country.  We plan on operating our business in South America, starting in Chile.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.  An emerging growth company could be capable of taking advantage of several exceptions. See page 7 for a discussion of these exceptions.

The date of this prospectus is _____________________, 2014.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and “Quintec” refer to Quintec Corp.

Quintec Corp. is a development stage company incorporated in the State of Nevada on May 23, 2013 with a fiscal year ending January 31. We intend to establish kiosks within shopping centres, and other areas with significant consumer traffic, equipped with a 3D printing machine, printing materials, and design files.   We plan on equipping the kiosks in such a manner that customers will be able to choose, or even provide, printing designs which we can complete for them while they wait.  These kiosks will be marketed under the brand name “3D Xpress”.

At this time, we have purchased a 3D printing machine are in the process of identifying and securing the optimal location for our initial “3D Xpress” kiosk.  We have not yet implemented our business model and to date, has generated no revenues.

Our office is located at Av. Vitacura 2670 Piso 15, Las Condes, 7550098, Chile and our telephone number is +123002206711. Our registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, NV, 89074-7722. We do not own any property.

We estimate that the sale of 100% of the shares offered herein would allow us to implement our business plan and provide sufficient proof of concept to expand our operations.  Selling at least 75% of the offered shares herein would allow us to keep our status current with the SEC and implement our Plan of Operations, though with some compromises. We estimate that the sale of at least 50% of the shares offered herein would allow us to keep our status current with the SEC but we would likely need more funds to implement our Plan of Operations. If we sell less than 25% of the shares offered herein, we would need more funds to implement our Plan of Operations and maintain our reporting obligations.

Our company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for 12 months after the effective date. Our plan of operations is based on the net proceeds from this offer (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $10,000 and expenses to maintain our report status for 12 months after effective date, estimated at a fixed cost of $17,500). For full disclosure; see our Use of Proceeds table further in this prospectus.

Our sole officer and director owns 100% of the outstanding shares and will own 40% after this offering is completed, if all the offered shares are sold.

Being an Emerging Growth Company

We are an emerging growth company, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

a.       The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

b.      The last day of the fiscal year following the fifth anniversary of its initial public offering date;

c.       The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

d.      The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

•         Exemption under Sections 14(a) and (b) of the Securities Exchange Act of 1934, which would reduce the regulatory requirements relating to the disclosures, reports and communications that are typically associated with the process of public registration and permit the engagement in certain communications with potential investors who are qualified institutional buyers or institutions that are accredited investors. Pursuant to Section 105(c) of the JOBS Act, Section 5 of the Securities Act will be amended to permit an emerging growth company or any person authorized to act on behalf of an emerging growth company to engage in oral or written communications with potential investors that are qualified institutional buyers or institutions that are accredited investors.

•         Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

•         Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

•         CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

•         Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

•         Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

•         Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

•         PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a.                   Solicitation of proxies in violation of rules and regulations. It shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b.                  Giving or refraining from giving proxy in respect of any security carried for account of customer

1.   It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12, or any security issued by an investment company registered under the Investment Company Act of 1940, and carried for the account of a customer.

2.   With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on December 28, 1985, unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

All the exemptions described above could be available to us, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

We are a smaller reporting company. Regardless of whether also qualified as an “emerging growth company” or not, “smaller reporting companies” are exempt from complying with various regulations that the SEC determines would be unduly burdensome or costly for these companies. These include, among others, the costly auditor attestation of internal controls under Sarbanes-Oxley Rule 404(b), the lengthy and often complex Compensation Discussion and Analysis (CD&A) disclosure for proxy statements. The Company as a registered SEC Company does not think it is exempt from  the recent Dodd-Frank “say-on-pay/frequency” legislation requiring shareholders to vote on senior executives compensation required, it is the Companies intention to comply with the “say-on-pay” shareholder vote requirements as well the shareholder vote on frequency requirements.

We have not and will not communicate with potential investors that are qualified institutional buyers or institutional accredited investors in reliance on Section 5(d) of the Securities Act. There are no research reports or supplementary documents that would be distributed in reliance of section 2(a)(3) of the Securities Act of 1933 added by section 105(a) of the Jump Our Business Startups Act.  No broker or dealer is participating and no broker or dealer will participate in the Company’s offering.

We intend to offer our stock for sale in all jurisdictions that our prospectus is valid in and is not limited to any region or country.

We believe that this offering is not subjected to Rule 419 of Regulation C because:

a.       we are a development stage company that has a specific business plan and purpose; and

b.      has no plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. All the proceeds from this offering will be used according to our Use of Proceeds.

There are no similar offerings or companies with which our president has been involved. There are no affiliates to the Company at this time and no one is assisting the president in this offering.

SUMMARY OF THE OFFERING

As of April 4, 2014, we have 20,000,000 shares of common stock issued and outstanding and are registering additional 30,000,000 shares of common stock for offering to the public. We will attempt to sell all of the offered shares of common stock after this registration becomes effective. The price at which we are offering these shares is fixed at $0.003 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	30,000,000 shares of common stock, $0.001 par value per share
Offering price per share	$0.003
Common Stock Outstanding before Offering	20,000,000 common shares
Common Stock Outstanding after Offering	50,000,000 common shares (if all shares sold)
Minimum number of shares to be sold in this Offering	None
Market for the common shares

There is no public market for the common shares. The price per share is $0.003.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board (“OTCBB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

We will receive all proceeds from the sale of the common stock. If all 30,000,000 common shares being offered are sold, the total gross proceeds to us would be $90,000. We intend to use the proceeds from this offering to maintain our reporting obligations with the SEC and implement our business plan. Detailed disclosure can be found in the section titled “Use of Proceeds”.

Termination of the offering	The offering will conclude at the earlier of the sale of all shares or 120 days after this registration statement becomes effective with the Securities and Exchange Commission.
Terms of the offering	Our president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet:	As of January 31, 2014
Total Assets:	$ 11,479
Total Liabilities:	767
Accumulated Deficit:	9,288

Operating Data:	May 23, 2013 (inception) through January 31, 2014
Revenue:	-
Net Loss:	9,288
Net Loss Per Share:	$ (0.00)

As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since its inception. We have also had no operations and have been issued a “going concern” opinion from their auditors, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with Our Financial Condition

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OPERATIONS AS A GOING CONCERN

In their audit report dated April 18, 2014; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance us any additional capital, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Because we have been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

IF WE ARE UNABLE TO SUCCESSFULLY MANAGE GROWTH, OUR OPERATIONS COULD BE ADVERSELY AFFECTED

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital and partial devotion from our management (currently, about 15 hours per week). Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

We expect to start generating revenue only after successfully completing all the steps described in our Plan of Operations, considering that we can find and close a deal with a possible client. Our Plan of Operations is expected to be completed after a 12 month period starting upon the termination of this offering, granted that we have raised enough funds to do so.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenues once we have started our business activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.003 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.003. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S SOLE OFFICER  AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

Our sole officer and director, Mr. Lee, owns 100% of the outstanding shares and will own 40% after this offering is completed. As a result, he may have control of the company and be able to choose all of our directors. His interests may differ from those of the other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

All decisions regarding the management of the company’s affairs will be made exclusively by our sole officer and director. Purchasers of the offered shares may not participate in the management of the company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company’s sole officer and director will not abuse his discretion in executing the company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the company’s management.

Risks Related to Investing in Our Company

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, IT IS DIFFICULT TO EVALUATE YOUR INVESTMENT IN OUR STOCK.

Evaluation of our business will be difficult because we have a limited operating history. We are in the development stage of our business and have not yet begun to offer our product. To date, we have no revenues to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the market of our product; fluctuations in the demand; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE REQUIRE ADDITIONAL FUNDING IN THE APPROXIMATE AMOUNT OF $260,000 TO EXPAND OUR OPERATIONS, AS PLANNED, OVER THE NEXT 12 MONTHS.  IF WE DO NOT SECURE THIS FUNDING, WE MAY NOT BE ABLE TO DEVELOP OUR BUSINESS AND DISTRIBUTE OUR PRODUCT, WHICH WILL PREVENT US FROM GENERATING REVENUES AND ACHIEVING PROFITABILITY.

We anticipate that we will require approximately $260,000 over the next 12 months in order to develop our business. Our failure to raise such additional capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations. Our business plan contemplates that we will expand our distribution throughout Chile. Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all.

Even if we are able to sell all of the shares being registered under this Prospectus, we will still require an additional $180,000 in order to carry out our anticipated business operations for the next 12 months.  We are hopeful that once we are able to raise capital from this offering, we will be able to develop our website to the point where we will be able to generate some revenues and attract additional financing.  However, there can be no assurance that we will be able to sell any of the shares under this Prospectus, develop our website to the point where it can generate revenues, or generate revenues off our operations.  There can also be no assurance that we will be able to raise the additional capital we require to operate our business for the next 12 months.

If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, distribute and market our products, which would negatively impact our business and our ability to generate revenues and achieve profitability.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Risks Related to Our Securities

BECAUSE WE ARE CLASSIFIED AS A SHELL COMPANY, INVESTORS MAY NOT RELY UPON EXEMPTIONS FROM REGISTRATION PROVIDED BY RULE 144 UNLESS AND UNTIL CERTAIN RESTRICTIONS ARE COMPLIED WITH

Rule 144 provides a safe harbor for the public resale of restricted and control securities if a number of conditions are met.  Restricted securities are securities acquired in unregistered, private sales from the issuing company or from an affiliate of the issuer. Control securities are those held by an affiliate of the issuing company. Because Registrant is a shell company as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, investors may not rely upon Rule 144 to sell their shares unless and until: Registrant has ceased being a shell company; Registrant is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; Registrant has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months;  Registrant has filed current "Form 10 information" with the SEC reflecting Registrant’s status as an entity that is no longer a shell company; and one year has elapsed from the date that the Registrant filed "Form 10 information".

IF OUR COMMON STOCK IS QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR TRADED AND A PUBLIC MARKET FOR OUR COMMON STOCK DEVELOPS, SHORT SELLING COULD INCREASE THE VOLATILITY OF OUR STOCK PRICE

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.

Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

IF OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, WE WILL BE REQUIRED TO REMAIN CURRENT IN OUR FILINGS WITH THE SEC AND OUR SECURITIES WILL NOT BE ELIGIBLE FOR QUOTATION IF WE ARE NOT CURRENT IN OUR FILINGS WITH THE SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Risks Associated with Management and Control Persons

BECAUSE OUR MANAGEMENT HAS ONLY AGREED TO PROVIDE THEIR SERVICES ON A PART-TIME BASIS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL

Walter Lee, our sole officer and director, currently devotes approximately 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Lee, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, he is prepared to devote more time to our operations, however, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

AS OUR BUSINESS ASSETS AND OUR DIRECTOR AND OFFICER ARE LOCATED IN CHILE, INVESTORS MAY BE LIMITED IN THEIR ABILITY TO ENFORCE US CIVIL ACTIONS AGAINST OUR ASSETS OR OUR DIRECTOR AND OFFICER.

Our business assets are located in Chile and Mr. Lee, our sole director and officer is a resident of Chile. Consequently, it may be difficult for United States investors to affect service of process upon our assets or our director or officer. It may also be difficult to realize upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Chile by a Panamanian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Chilean court, in the matter. There is substantial doubt whether an original action could be brought successfully in Chile against any of our assets or our directors or officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

Due to the specified nature of our business, recruiting and retaining certain key personnel is essential to the development and operation of our business. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING OUR BUSINESS, OUR BUSINESS PLAN MAY FAIL

Our management does not have any specific training in running 3D retail printing business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

Our president holds 20,000,000 shares of our common stock. In the event the conditions of Rule 144 are met (see Plan of Distribution), sales of a substantial number of shares of common stock, including the sale of shares held by our President, in any public market after the closing of this offering would likely cause the market price of our common stock to decline.

Risks Related to the Company’s Market and Strategy

OUR BUSINESS MODEL IS NOT PROVEN AND OUR PRODUCTS MAY NOT BE ATTRACTIVE TO CONSUMERS

            3D printing is still a novel industry and our type of business has no previous record of success in South America.  We believe that consumers will purchase our products due to the novelty and ability to customize designs, but there can be no assurance that we will be able to attract sufficient consumers to achieve profitability or even generate anything but minimal revenues.  If our products and services are not accepted by consumers, we will fail.

WE MAY NOT BE ABLE TO INTRODUCE NEW 3D PRINTING SYSTEMS AND MATERIALS ACCEPTABLE TO THE MARKET OR TO IMPROVE THE TECHNOLOGY AND SOFTWARE USED IN OUR CURRENT SYSTEMS

Our ability to compete in the 3D printing market depends, in large part, on our success in enhancing our existing product lines and in developing new products. Even if we successfully enhance existing systems or create new systems, it is likely that new systems and technologies that we develop will eventually supplant our existing systems or our competitors will create systems that will replace ours. The rapid prototyping (RP) industry is subject to rapid and substantial innovation and technological change. We may be unsuccessful at enhancing existing systems or developing new systems or materials on a timely basis, and any of our products may be rendered obsolete or uneconomical by our or others’ technological advances.

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on May 23, 2013 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar product, the entry of new competitors into the electronic components industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the electronic components industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCT OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The company’s growth strategy is substantially dependent upon its ability to market its product successfully to prospective clients. However, its product may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the company’s product to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

THE COMPANY MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The company expects to experience growth for the foreseeable future, after we raise enough funds to start the implementation of our Plan of Operations. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company’s financial condition or the results of its operations.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the company structure, do the proper negotiations with the suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

BECAUSE THE INDUSTRY IS DEPENDENT UPON GENERAL ECONOMIC CONDITIONS AND UNCERTAINTIES, FUTURE DEVELOPMENTS COULD RESULT IN A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

South American trade & industry is subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.003. The following table sets forth the uses of proceeds assuming the sale of 25% ($22,500), 50% ($45,000), 75% ($67,500) and 100% ($90,000), respectively, of the securities offered for sale by the Company. The use of proceeds will be from the net proceeds received after the costs associated with this filing. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$ 22,500	$ 45,000	$ 67,500	$ 90,000

NET PROCEEDS FROM THIS OFFERING	$ 12,500	$ 35,000	$ 57,500	$ 80,000

Purchase of 3D Printing Machines	$ -	$ 2,500	$ 7,500	$ 15,000

Rent of Kiosks and Salaries	$ -	$ 12,500	$ 30,000	$ 35,000

Software Development	$ -	$ 5,000	$ 5,000	$ 10,000

General and Administrative*	$ 12,500	$ 15,000	$ 15,000	$ 20,000

* This includes reporting expenses for the year (including legal, audit, EDGAR services).  Increases in costs can be attributed to an increase in reporting complexity due to expanding operations.

The actual costs may differ from the above values, because those were estimated by the Company. For the expected time for completion of the steps above, see Plan of Operation.

The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Mr. Lee.  The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to ensure maintenance of reporting status for the next 12 months.

If we cannot raise enough funds to start our Plan of Operations, we would need to seek capital from other resources such as debt financing in order to develop our products.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.003 per share. This price is significantly greater than the price paid by our sole officer and director for common equity since our inception on May 23, 2013. The Company’s sole officer and director paid $0.001 per share, a difference of $0.002 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment:

Percent of Shares Sold	25%	50%	75%	100%
Number of shares sold	7,500,000	15,000,000	22,500,000	30,000,000
Anticipated net offering proceeds	$12,500	$35,000	$57,500	$80,000
Total shares issued and outstanding post offering	27,500,000	35,000,000	42,500,000	50,000,000
Offering price per share	$0.003	$0.003	$0.003	$0.003
Pre-offering net tangible book value/share	$0.00051	$0.00051	$0.00051	$0.00051
Post offering net tangible book value/share	$0.00083	$0.00129	$0.00159	$0.00181
Increase (Decrease) in net tangible book value per share after offering	$0.00032	$0.0078	$0.00108	$0.00130
Dilution per share to new shareholders	$0.00217	$0.00171	$0.00141	$0.00119
New shareholders percentage of ownership after offering	27.3%	42.9%	52.9%	60.0%
Existing stockholder percentage of ownership after offering	72.7%	57.1%	47.1%	40.0%

PLAN OF DISTRIBUTION

We are offering common stock for sale. If we are unable to sell our stock and raise money, we will not be able to implement our business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by us. All of these shares will be offered to business associates, friends, and family of our sole director and officer, Walter Lee, as well as the general public in all jurisdictions that its prospectus is valid in and will not be limited to any region or country.

Our common stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

20,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 30,000,000 shares of its common stock for possible sale at the price of $0.003 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

We will receive all proceeds from the sale of the shares. The price per share is fixed at $0.003. Prior to being quoted on the OTCBB, we company may sell our shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB).  In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by our company must be made at the fixed price of $0.003 for the duration of this offering.

The offering will conclude when at the earlier of the sale of all 30,000,000 shares, or 120 days after this registration statement becomes effective with the Securities and Exchange Commission.  Further, we will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  We will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.   Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

2.   Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.   Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.   Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

Holders of Our Common Stock

As of the date of this prospectus, we have no shareholders, other than our sole officer and Director, Mr. Lee. There are no other affiliates to the Company and Mr. Lee will not purchase any of the shares offered herein.

Currently, we have one (1) holder of record of our common stock, Mr. Lee. Mr. Lee owns 20,000,000 shares that would be subject to the resale restrictions of Rule 144. Under Rule 144(k), once Mr, Lee is no longer affiliate of the Company (as long as the holder has not been an affiliate during the three months prior to the sale) and has held the restricted securities for more than six months; Mr. Lee could freely sell such securities without compliance. Affiliates, however, are not eligible to use Rule 144(k) and therefore must always comply with the applicable Rule 144 conditions for resale of their securities. Rule 144 is available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or an issuer that has been at any time previously a reporting or non-reporting shell company.

Rule 144 Shares

Our securities may only be sold pursuant to an effective registration statement, or a valid exemption from registration.  Rule 144 under the Securities Act of 1933 creates a safe harbor for the sale of securities under the exemption set forth in Section 4(1) of the Securities Act.

However, the Registrant is a “Shell Company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, and Rule 144 is not available to securities of Shell Companies.  Furthermore, Rule 144 is only available to securities of former shell companies after certain conditions have been met.  A Shell Company is a registrant, other than an asset-backed issuer, that has: no or nominal operations; and either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

Because we are classified as a Shell Company, the exemptions from registration provided by Rule 144 are not available to investors in this offering unless and until we have complied with all of the following requirements:

(1) We cease being a shell company;

(2) We are subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

(3) We have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or shorter period that we were required to file such reports and materials), other than Form 8-K reports;

(4) We have filed current Form 10 information with the SEC reflecting our status as an entity that is no longer a shell company; and

(5) One year has elapsed from the date that we filed Form 10 information with the SEC.

Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act.

DESCRIPTION OF SECURITIES

We have 20,000,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 150,000,000 shares of common stock, par value $0.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Right

No holder of any shares of our company stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Assuming all of the shares offered by this prospectus are sold, our sole officer and director will own approximately 40% of our outstanding shares.

Preferred Stock

We have no class of capital stock designated as preferred stock.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, we will act as our own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.  The financial statements included in this prospectus and the registration statement have been audited by Sadler, Gibb & Associates LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

            Carr & Waddoups, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

Quintec Corp. is a development stage company incorporated in the State of Nevada on May 23, 2013 with a fiscal year ending January 31. We intend to establish kiosks within shopping centres, and other areas with significant consumer traffic, equipped with a 3D printing machine, printing materials, and design files.   We plan on equipping the kiosks in such a manner that customers will be able to choose, or even provide, printing designs which we can complete for them while they wait.  These kiosks will be marketed under the brand name “3D Xpress”.

At this time, we have purchased a 3D printing machine are in the process of identifying and securing the optimal location for our initial “3D Xpress” kiosk.  We have not yet implemented our business model and to date, have generated no revenues.

Our office is located at Av. Vitacura 2670 Piso 15, Las Condes, 7550098, Chile and our telephone number is +123002206711. Our registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, NV, 89074-7722. We do not own any property.

Products and Services

We believe that we have developed a way to make toy and trinket shopping more interactive and more fun. We plan to install 3D printing kiosks in shopping centers throughout Chile and eventually all of South America, which will allow customers to create 3D printed products on location, while they wait or shop for other items.

The idea behind the technology is to allow customers to print toys and gifts at a low price, in a very interactive manner. We will be bringing the “factory” experience to our customers – directly at our stores, allowing customers to choose what they want and customize it.

We expect the process to be fairly simple. The customer will be able to choose a pre-tested design model from an interactive touch screen kiosk which will we provide on an Ipad, customize the design to their personal preference by adding colors or even a message, and have it 3D printed.  WE have purchased a 3D printer from our supplier to do testing and design.  Additionally, if we are able to raise sufficient capital under this offering, we will hire a software designer who will design and develop the software necessary for the choosing and editing of 3D printing designs by clients.

The catalog of available objects will be rotated to provide variety, initially these objects are unlikely to be created before the customers’ eyes given to the time needed to print objects at this time. To start, a majority of items will be produced off-site and the customers would need to return to the store to collect their orders. Our long-term goal is to be able to give people the opportunity to create a whole range of different items and have access to the technology that has traditionally been reserved for professionals.

Industry and Market

The term “3D printing” is defined by the ATSM T42 committee as the fabrication of objects through the deposition of a material using a print head, nozzle, or other printer technology. However, the term is often used synonymously with additive manufacturing (“AM”). In particular it is associated with machines that are lower in relative price, and/or overall functional capability.

3D printers allow for the physical modelling of a design using a special class of machine technology. These systems take data created from CAD files, CT and MRI scan data, or 3D digitized data to quickly produce models, using an additive approach. Traditionally, 3D printing has been used by organizations to accelerate product development. Many companies use 3D printing models to test form, fit and function to help improve the time to market.

A wide variety of end users and organizations use 3D printers.  Current markets and applications include: prototyping, tooling, metal casting, architecture, medical, dental, and direct part production.  Among the medical applications, prototyping is being used to produce accurate models of internal organs, bones and skulls for pre-operative evaluations and for modelling of prostheses.

Personal 3D printers

Personal 3D printers are AM machines that sell for less than $5,000. This market has been expanding in recent years, with an influx of new users and media attention. We believe there are more than 100 companies and teams developing personal 3D printers.

Print quality and machine reliability have increased considerably over the past couple years, and many new printers are now on the market.  We believe that except for basic improvements, little actual innovation is occurring. Most printers copy the RepRap (discussed below) reference design and improve upon it.

RepRap project

RepRap is an open-source project founded by Adrian Bowyer at the University of Bath. The project has about 25 core contributors and a vibrant community of people working to build machines. In total, there are an estimated 300 RepRap designs available. Several startups have simply put old RepRap machines in new boxes and branded them as their own. This is a potential threat to the RepRap project as these manufacturers focus on differentiating their machines from the competition and don’t actively contribute to the open-source project. These manufacturers often use the open-source moniker as a marketing slogan to sell their machines. The cost of RepRap machines has fallen steadily. Kits are now available for $330-$800 and documentation has improved. Popular designs include the Prusa, Mendel, and Huxley.

Competition

3D printing is a new industry and the market is very turbulent with an influx of competitors entering the market. The relationships between competitors, customers and suppliers are continuously being redefined, which creates the need for competitive forces to be regularly reassessed.

AM companies entering the personal 3D printing marketplace pose the greatest competition to us. These companies hold key patents that could have the most disruptive effects on the 3D printing industry. Barriers to entry into this ‘home’ market are high for these companies as they are typically concerned with selling commercial machines which hold no significant brand equity within the community driven ‘home market.’ The recent acquisition of Makerbot Industries by Stratasys Ltd., a leading professional-grade systems manufacturer, demonstrates the value of such a brand within the ‘home’ market. Makerbot is well positioned to enter the low-end professional market due to its relative high price point and brand recognition obtained by being one of the very first consumer-level 3D printer manufacturers. Ford Motors recently installed a Makerbot Replicator 2 on every engineer’s desk.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

  introduce customers to our product
  select favourable locations for our kiosks
  develop a comprehensive marketing system; and
  increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

As we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Government Regulation

We are subject to a number of U.S. federal and state, and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services.

We will rely on legal and operational compliance programs, as well as local counsel, to guide our businesses in complying with applicable laws and regulations of the jurisdictions in which we do business.

 We do not anticipate at this time that the cost of compliance with Chilean, U.S. and other foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

We plan to import finished goods and component parts. Substantially all of our import operations will be subject to customs requirements and to tariffs and quotas set by governments through mutual agreements, bilateral actions or, in some cases unilateral action. In addition, the countries in which our products and materials are manufactured or imported may from time to time impose additional quotas, duties, tariffs or other restrictions on its imports (including restrictions on manufacturing operations) or adversely modify existing restrictions. Imports are also subject to unpredictable foreign currency variation which may increase our cost of goods sold. Adverse changes in these import costs and restrictions, or our suppliers' failure to comply with customs regulations or similar laws, could harm our business.

Our operations will also be subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World Trade Organization. Although these trade agreements generally have positive effects on trade liberalization, sourcing flexibility and cost of goods by reducing or eliminating the duties and/or quotas assessed on products manufactured in a particular country, trade agreements can also impose requirements that adversely affect our business, such as setting quotas on products that may be imported from a particular country into key markets including Chile, or making it easier for other companies to compete, by eliminating restrictions on products from countries where our competitors source products.

Our ability to import products in a timely and cost-effective manner may also be affected by conditions at ports or issues that otherwise affect transportation and warehousing providers, such as port and shipping capacity, labor disputes, severe weather or increased homeland security requirements in the U.S. and other countries. These issues could delay importation of products or require us to locate alternative ports or warehousing providers to avoid disruption to customers. These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

All of the products we import will be charged duty and taxes.  We intend to incorporate these costs into the final sale price of our products.  For instance, import duty and taxes are due when importing goods into Chile whether by a commercial entity.  The valuation method is CIF (Cost, Insurance and Freight), which means that the import duty and taxes payable are calculated on the complete shipping value, which includes the cost of the imported goods, the cost of freight, and the cost of insurance.  In addition to duty, imports are also subject to Sales Tax, and IST (Consumption Tax).

Intellectual Property

We do not currently hold any intellectual property rights.  When we develop or acquire any intellectual property we intend to, subject to legal advice, to apply for trademark protection and copyright protection of our future intellectual property and products in the United States and South America.

We intend to aggressively assert our rights trademark and copyright laws to protect our future intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our future intellectual property rights is a key component of our operating strategy.

Employees and Employment Agreements

As the date of this prospectus, we have no permanent staff other than our sole officer and director, Mr. Walter Lee, who is our President and CEO. Mr. Lee is employed elsewhere and has the flexibility to work on our company up to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

Once our prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

QUINTEC CORP.

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

AND

FINANCIAL STATEMENTS

For the Period from Inception

on May 23, 2013 Through

January 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Quintec Corp.
(A Development Stage Company)

We have audited the accompanying balance sheets of Quintec Corp. (“the Company”) as of January 31, 2014, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on May 23, 2013 through January 31, 2014.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Quintec Corp. as of January 31, 2014, and the results of its operations and cash flows for the period from inception on May 23, 2013 through January 31, 2014, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As stated in Note 1 to the financial statements, the Company will need additional working capital to service its debt and for its planned activities, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler Gibb, LLC

Salt Lake City, UT
April 18, 2014

QUINTEC CORP.

(A Development Stage Company)
Balance Sheet

January 31, 2014

ASSETS

CURRENT ASSETS

Cash and cash equivalents	$9,608
Prepaid assets	545
Total current assets	10,153

PROPERTY AND EQUIPMENT
Property and equipment, net of $91 depreciation	$1,326

Total assets	$11,479

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$-
Due to related parties	767

Total current liabilities	767

STOCKHOLDER’S EQUITY

Common stock, $0.001 par value, 150,000,000 shares authorized, 20,000,000 shares issued and outstanding at January 31, 2014	20,000
Deficit accumulated during the development stage	(9,288)

TOTAL STOCKHOLDERS’ EQUITY	10,712

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,479

The accompanying notes are an integral part of these audited financial statements.

QUINTEC CORP.

(A Development Stage Company)
Statement of Operations

Inception (May 23, 2013) through January 31,
2014

REVENUES	$-

EXPENSES
General and administrative	9,288

Total Expenses	(9,288)

NET LOSS	$(9,288)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	20,000,000

The accompanying notes are an integral part of these audited financial statements.

 QUINTEC CORP.

(A Development Stage Company)

Statement of Stockholder’s Equity

For the period from inception (May 23, 2013) through January 31, 2014

				Total
	Common stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Equity

Inception, May 23, 2013	-	$-	$-	$-

Common stock issued for cash at $0.001 per share	20,000,000	$20,000	$-	$20,000

Net loss	-	-	$(9,288)	$(9,288)

Balance, January 31, 2014	20,000,000	$20,000	$(9,288)	$10,712

The accompanying notes are an integral part of these audited financial statements.

QUINTEC CORP.

(A Development Stage Company)

Statement of Cash Flows

Period from Inception (May 23, 2013) to January 31,
2014

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(9,288)

Changes in operating assets and liabilities:
Depreciation expense	91
Prepaid expenses	(545)
Due to related parties	767
Cash used in operating activities	(8,975)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment, net of depreciation	(1,417)
Cash used in investing activities	(1,417)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock for cash	20,000
Cash provided by financing activities	20,000

Net change in cash	9,608

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$9,608

SUPPLEMENTAL CASHFLOW DISCLOSURES
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these audited financial statements.

QUINTEC CORP.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 1.           INCORPORATION AND CONTINUANCE OF OPERATIONS

QUINTEC CORP. (“we”, “us”, “our” or the “Company”) was formed on May 23, 2013, in Nevada.  We are engaged in the business of establishing kiosks that are equipped with a 3D printing machine, printing materials, and design files to be marketed and sold under the brand name “3D Xpress”. We have not commenced our planned principal operations.  We are considered as a development stage company as defined in ASC 915 “Accounting and Reporting for Development Stage Enterprises”.  The Company’s fiscal year end is January 31.

These financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  We have incurred operating losses and require additional funds to maintain our operations.  Management’s plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about our ability to continue as a going concern.  These financial statements do not include any adjustments that might result from this uncertainty.

We have not generated any operating revenues to date.

NOTE 2.           SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Estimates and Assumptions

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of American requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions and could have a material effect on the Company’s reported financial position and results of operations.

QUINTEC CORP.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 2.           SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

As at January 31, 2014, cash and cash equivalents consist of only cash and pre-paid expenses.

Long-Lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.  No impairment loss was recognized during the period from inception on May 23, 2013 through January 31, 2014.

Basic and Diluted Loss per Share

Loss per share is computed using the weighted average number of shares outstanding during the period.  We have adopted ASC 260, “Earnings per Share”.  Diluted loss per share for period ended January 31, 2014 is equivalent to basic loss per share as there was no potential dilutive equity instruments.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

QUINTEC CORP.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 2.           SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or inputs that are corroborated by market data

Level 3: Unobservable inputs that are not corroborated by market data

Foreign Currency Transactions

We are located and operating outside of the United States of America. We maintain our accounting records in U.S. Dollars.  At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Stock-Based Compensation

The Company adopted ASC 718, Compensation – Stock-Based Compensation, to account for its stock options and similar equity instruments issued.  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.  We did not grant any stock options during the period ended January 31, 2014.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, Income Taxes as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

New Accounting Pronouncements

The Company’s management has considered all recent accounting pronouncements. Management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

QUINTEC CORP.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 3.           PROPERTY AND EQUIPMENT

Property and equipment is stated at cost.  Depreciation on property and equipment is computed using the diminishing balance method over the estimated useful lives of the assets.  The estimated useful lives of the assets are as follows:

Assets                                                  Estimated useful life

Equipment                                           3Years

Property and equipment consisted of the following as of January 31, 2014:

January 31, 2014

Equipment	1,417
Accumulated depreciation	(91)
Net property and equipment	$1,326

Depreciation expense for the period from inception on May 23, 2014 through January 31, 2014 was $91.

NOTE 4.           DUE TO RELATED PARTY

As of January 31, 2014, the Company owed its president and director $767 for incorporation fees he paid its behalf.  The total amount is unsecured, non-interest bearing, and has no specific terms for repayment.  As at January 31, 2014, the above noted $767 has been included in due to director.

NOTE 5.           STOCKHOLDERS’ EQUITY

At inception on May 23, 2013, the Company issued 20,000,000 shares of common stock at $0.001 per share for total consideration amount of $20,000 to our sole officer and director.

NOTE 6.           INCOME TAXES

Net deferred tax assets consist of the following components:

January 31, 2014
Deferred tax asset:
Net operating loss carryforwards	$(3,158)
Valuation allowance	3,158
Net deferred tax asset	$-

QUINTEC CORP.

(A Development Stage Company)

Notes to the Financial Statements

NOTE 6.           INCOME TAXES (CONTINUED)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income statutory tax rates to pretax income (loss) from continuing operations as follows:

January 31, 2014

Tax benefit at statutory rates	$(3,158)
Change in valuation allowance	3,158
Net provision for income taxes	$-

The Company has accumulated net operating loss carryovers of approximately $3,158 as of January 31, 2014 which are available to reduce future taxable income.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes may be subject to annual limitations. A change in ownership may limit the utilization of the net operating loss carry forwards in future years. The tax losses begin to expire in 2034. The fiscal year 2014 remains open to examination by federal tax authorities and other tax jurisdictions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Results of Operations – Period from May 23, 2013 to January 31, 2014

            We have not earned any revenues from inception through January 31, 2014

May 23, 2013 (inception) to January 31, 2014

Revenues	$ -
Expenses	$ 9,742
Net Loss	$ 9,742

            We incurred a net loss in the amount of $9,742 for the period since May 23, 2013 (inception) to January 31, 2014.

            Our operating expenses incurred for the period since May 23, 2013 (inception) to January 31, 2014 included $2,242 for general and administrative expenses, $5,000 in legal and accounting fees, as well as $2,500 in consulting expenses.

Liquidity and Capital Resources – Period from May 23, 2013 to January 31, 2014

Working Capital
January 31, 2014
Current Assets	$13,608
Current Liabilities	$4,767
Working Capital	$8,841

Cash Flow
Net Cash Provided by (Used in) Operating Activities	$4,767
Net Cash Provided by (Used In) Investing Activities	$(1,417)
Net Cash Provided by Financing Activities	$20,000
Net Increase (Decrease) In Cash During The Period	$13,608

            As of January 31, 2014, we had working capital of $8,841 and $13,608 in current assets.  We received a total of $4,767 from operating activities, spent 1,417 on investing activities and raised $20,000 through financing activities as a purchase of shares by our sole director and officer.

Purchase or Sale of Equipment

            We have not purchased or sold, and we do not expect over the next twelve months to purchase or sell, any plants or significant equipment.

Plan of Operations

            Our business objectives for the next 12 months (beginning upon completion of this Offering), provided the necessary funding is available, are to generally expand upon our business, with a focus on the development of our 3D printing kiosk locations and development customer awareness.

            We believe that we will be able to generate revenue once we have established a sufficient amount of kiosks to gain acceptance from our customers.     However, even if we are able to sell all of the shares being registered under this Prospectus, we will still require an additional $180,000 in order to carry out our anticipated business operations for the next 12 months.  We are hopeful that once we are able to raise capital from this offering, we will be able to develop our website to the point where we will be able to generate some revenues and attract additional financing.  However, there can be no assurance that we will be able to sell any of the shares under this Prospectus, develop our website to the point where it can generate revenues, or generate revenues off our operations.  There can also be no assurance that we will be able to raise the additional capital we require to operate our business for the next 12 months.

            The following chart provides an overview of our budgeted expenditures for the 12 months following the completion of this Offering.  The expenditures are categorized by significant area of activity.

Legal and Accounting                                    $        25,000

Purchase of 3D Printing Machines                 $        60,000

Kiosk Space Rental and Salaries                   $     100,000

Software Development                                  $       25,000

General and Administrative                            $       50,000

Total                                                            $     260,000

            In order to fully carry out our business plan, we need additional financing of approximately$180,000 for the next 12 months. In order to improve our liquidity, we intend to pursue additional equity financing from private placement sales of our equity securities or shareholders’ loans. We do not presently have sufficient financing to undertake our planned business activities. Issuances of additional shares will result in dilution to our existing shareholders.

            We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

Critical Accounting Policies

Basis of Presentation

            This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Estimates and Assumptions

            The preparation of financial statements in accordance with accounting principles generally accepted in the United States of American requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions and could have a material effect on the Company’s reported financial position and results of operations.

Cash and Cash Equivalents

As at January 31, 2014, cash and cash equivalents consist of only cash.

Loss Per Share

            Loss per share is computed using the weighted average number of shares outstanding during the period.  We have adopted ASC 260, “Earnings Per Share”.  Diluted loss per share for period ended January 31, 2014 is equivalent to basic loss per share as there was no potential dilutive equity instruments.

Foreign Currency Transactions

            We are located and operating outside of the United States of America. We maintain our accounting records in U.S. Dollars.  At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Stock-Based Compensation

            The Company adopted ASC 718, Compensation – Stock-Based Compensation, to account for its stock options and similar equity instruments issued.  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

            We did not grant any stock options during the period ended January 31, 2014.

Income Taxes

            Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, Income Taxes as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Off-Balance Sheet Arrangements

            We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)

Walter Lee	39	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Mr. Lee is currently employed as a legal analyst at Group Meyer’s and began his employment after receiving his Bachelor of Laws and Political Science in 2012.  From 2010 to 2011 he was employed as a sales representative with Impo-Expo Arias and 72 Boutique Real Estate.  From 2009 to 2010 he was the head of insurance at the insurance section of Body Panama Fire where he oversaw the company’s insurance operations.  From 2005 to 2008 he was the administrative head of the maintenance section of the Fire Department of Panama where he was responsible for the day to day administration of the department.

Along with Mr. Lee’s law degree he also holds an undergraduate degree in marketing and sales as well as certifications in English and as a sales and marketing technician.

Mr. Lee was appointed to our board of directors due to his legal training and sales and marketing experience.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between Mr. Lee, other business interests, and his involvement in our company.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (May 23, 2013) through January 31, 2014.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter Lee President	2014	0	0	0	0	0	0	0	0

We did not pay any salaries in fiscal 2014. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of January 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Walter Lee	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our Board of Directors has not adopted a stock option plan. We have no plans to adopt one at the moment, but may choose to do so in the future. If such a plan is adopted, it may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (May 23, 2013) through January 31, 2014.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter Lee	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The address of listed individuals is that of our company unless otherwise noted.  The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Walter Lee,	20,000,000	100%	40.0%	47.1%	57.1%	72.7%

	All Officers and Directors as a Group (1 person)	20,000,000	100%	40.0%	47.1%	57.1%	72.7%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Lee is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company’s director no value would be gained on increasing the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 23, 2013, we issued a total of 20,000,000 shares of common stock to Mr. Walter Lee, our sole officer and director, for total cash consideration of $20,000. The Company believes that this issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

As of the filing date of this prospectus, Mr. Lee has lent the Company $767 dollars to bring the Company’s payables up to date. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal	5,000
Bookkeeper	750
Accounting	4,250
Total	10,000

All amounts are estimates other than the Commission’s registration fee. The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to first pay for expenses of this offering and ensure maintenance of reporting status for the next 12 months.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

During the current year, we have sold the following securities which were sold in reliance on the exemption from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have issued 20,000,000 common shares to our sole officer and director for total consideration of $20,000, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by a non-US person.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation of Registrant, filed on May 23, 2013
3(ii)	Amended Articles of Incorporation filed on August 13, 2013
3(iii)	By-laws of Registrant
5	Opinion and consent of Legal Counsel
10	Supply Agreement with Yongsheng Group Co., Limited
23(i)	Consent of independent public accountant
23(ii)	Consent of legal counsel*

*Contained in Exhibit 5

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Condes, Chile, on this 28th day of April, 2014.

Quintec Corp.

/s/ Walter Lee

Walter Lee

President and Director

Principal Executive Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Walter Lee

Walter Lee

President and Director

Principal Executive Officer

Principal Accounting Officer

April 28, 2014